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   CUSIP No. 864444104                                Page 19 of 29 Pages
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                                   Exhibit 1

                             Joint Filing Agreement

          The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

          This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

     Date:  April 16, 2001

                                              By: /s/  Raymond A.D. French
                                                 -----------------------------
                                                 Raymond A.D. French


                                              KAPPA ALPHA LTD.
     Date:  April 16, 2001

                                              By: /s/ Raymond J.R. French
                                                 -----------------------------
                                              Name/Title: Raymond J.R. French,
                                                             Director

                                              SHARWELL SECURITIES TRADING LTD.
     Date:  April 16, 2001

                                              By: /s/ Paul R. Coulson
                                                 -----------------------------
                                              Name/Title: Paul R. Coulson,
                                                          Director


                                              HIBERNIAN INVESTMENT MANAGERS LTD.
     Date:  April 16, 2001

                                              By: /s/ Martin Nolan
                                                 ----------------------------
                                              Name/Title: Martin Nolan
                                                          Director


                                     -19-
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   CUSIP No. 864444104                                Page 20 of 29 Pages
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                                              YEOMAN INTERNATIONAL HOLDINGS S.A.
     Date:  April 16, 2001
                                              By: /s/ Paul R. Coulson
                                                 ------------------------
                                              Name/Title: Paul R. Coulson,
                                                          Director


                                     -20-